Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2003 in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of MMI Products, Inc. for the registration of $15,600,000 of 111/4% Series B Senior Subordinated Notes.

/s/ Ernst & Young, LLP

Houston, Texas

July 10, 2003